                                                                    EXHIBIT 99.1


02/02
David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

Catherine Reid
Vice President, Communications
(215) 444-5073
creid@advanta.com

                                          FOR IMMEDIATE RELEASE


               ADVANTA BUSINESS CARDS RESULTS UP 40% YEAR ON YEAR

Spring House, PA, January 22, 2002 - Advanta Corporation (NASDAQ: ADVNB; ADVNA) today announced fourth quarter net income for Advanta Business Cards of $11.4 million, up 48% from $7.7 million for the fourth quarter 2000. Advanta Business Cards net income for full year 2001 rose 40% to $39.1 million as compared to $27.9 million for 2000. Results for 2000 are based on an effective tax rate of 38.5% for comparative purposes. Operating results from continuing business segments were $0.42 per share for the fourth quarter of 2001 and $1.41 per share for the full year 2001 for Class A and Class B shares combined on a diluted basis.

"We have met our 2001 earnings goal during an uncertain economy and unusual times. While we are proud of this accomplishment, we are now focused on seizing the tremendous opportunity afforded to Advanta and its shareholders by the small business market during 2002 and beyond," said Chairman and Chief Executive Officer Dennis Alter. "Our intent is to build an enduring, highly profitable and growing enterprise while maintaining 20% earnings growth and approximately a 2% return on managed receivables."

For the quarter, Advanta Business Cards earned an after tax return on average managed receivables of 2.3% on an annualized basis as compared to 2.2% for third quarter 2001 and 2.0% for fourth quarter 2000. The increased returns are principally due to increases in risk-adjusted margin, from 12.7% for the fourth quarter of 2000 to 12.9% for the third quarter of 2001 and 13.5% for the fourth quarter of 2001. The


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improvement in risk-adjusted margin during the quarter resulted from the favorable interest rate environment which more than compensated for an anticipated increase in charge-offs. Consistent with the forecasted seasoning of the business card portfolio and the current economic environment, over 30 day delinquencies were 6.7% at December 31, 2001 and charge-offs were 8.7% on an annualized basis for the quarter. Advanta Business Cards ended the year with managed receivables of $2.04 billion, as compared to $1.66 billion at year end 2000.

Advanta Corp. reported consolidated net income for the quarter of $7.8 million or $0.30 per share for Class A and Class B shares combined on a diluted basis. Included in consolidated net income for the quarter is a $2 million pretax asset valuation charge associated with the Company's venture capital portfolio due to the continued weakness in the current venture capital market. For full year 2001, the Company reported a net loss of $70.5 million or $2.75 per share on a diluted basis for its Class A and Class B shares combined, reflecting results of discontinued operations, asset valuation and restructuring and other unusual charges recorded in prior periods.

The Company continued its stock repurchase plan, bringing total purchases to approximately 700,000 shares of its Class B Common Stock at year end 2001. The Company intends further stock repurchases during the first and second quarters under its previously announced repurchase plan.

Advanta management will hold a conference call with analysts and institutional investors today, January 22, 2002, at 9:00 am Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing
(719) 457-0820 and referring to confirmation code 758420.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. It has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of


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expenses; (7) the timing of the securitizations of the Company's receivables;
(8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the completion of the post-closing process following the sale of our mortgage business and the ultimate amount of restructuring and other related charges associated with the conclusion of the strategic alternatives process for our mortgage and leasing businesses; and (13) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.



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                                  ADVANTA CORP.
                   SUPPLEMENTAL CONSOLIDATING INCOME STATEMENT
                                 (IN THOUSANDS)



                               Three Months Ended
                                December 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                                  Advanta               Venture
                                               Business Cards           Capital                Other (A)                 Total
                                            -------------------    -------------------    --------------------    ------------------
Interest income                             $          19,610      $               2      $            5,011      $        24,623
Interest expense                                        9,495                    271                   5,390               15,156
                                            -------------------    -------------------    --------------------    ------------------
Net interest income                                    10,115                   (269)                   (379)               9,467
Provision for credit losses                             9,924                      0                     200               10,124
                                            -------------------    -------------------    --------------------    ------------------
Net interest income after provision
   for credit losses                                      191                   (269)                   (579)                (657)
Noninterest revenues:
   Securitization income                               35,576                      0                       0               35,576
   Servicing revenues                                   7,934                      0                       0                7,934
   Interchange income                                  21,581                      0                       0               21,581
   Other revenues, net                                    351                 (1,902)                    300               (1,251)
                                            -------------------    -------------------    --------------------    ------------------
Total noninterest revenues                             65,442                 (1,902)                    300               63,840
Expenses:
   Operating expenses                                  47,059                    702                     514               48,275
   Minority interest in income of
     consolidated subsidiary                                0                      0                   2,220                2,220
                                            -------------------    -------------------    --------------------    ------------------
Total expenses                                         47,059                    702                   2,734               50,495
                                            -------------------    -------------------    --------------------    ------------------
Income (loss) before income taxes                      18,574                 (2,873)                 (3,013)              12,688
Income tax expense (benefit)                            7,151                 (1,106)                 (1,160)               4,885
                                            -------------------    -------------------    --------------------    ------------------
Net income (loss)                           $          11,423      $          (1,767)     $           (1,853)     $         7,803
                                            ===================    ===================    ====================    ==================


(A) Other includes insurance operations, investment and other activities not attributable to other segments.


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                                  ADVANTA CORP.
                        SUPPLEMENTAL NON-GAAP DISCLOSURE
                          MANAGED INCOME STATEMENT (A)
                                 (IN THOUSANDS)


                               Three Months Ended
                                December 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                                  Advanta               Venture
                                               Business Cards           Capital                Other (C)                 Total
                                            -------------------    -------------------    --------------------    ------------------
Interest income                             $         104,283      $               2      $            5,011      $       109,296
Interest expense                                       21,506                    271                   5,390               27,167
                                            ------------------     -------------------     -------------------    ------------------
Net interest income                                    82,777                   (269)                   (379)              82,129
Provision for credit losses (B)                        45,291                      0                     200               45,491
                                            ------------------     -------------------     -------------------    ------------------
Net interest income after provision
   for credit losses                                   37,486                   (269)                   (579)              36,638
Noninterest revenues:
   Interchange income                                  21,581                      0                       0               21,581
   Other revenues, net                                  6,566                 (1,902)                    300                4,964
                                            ------------------     -------------------     -------------------    ------------------
Total noninterest revenues                             28,147                 (1,902)                    300               26,545
Expenses:
   Operating expenses                                  47,059                    702                     514               48,275
   Minority interest in income of
     consolidated subsidiary                                0                      0                   2,220                2,220
                                            ------------------     -------------------     -------------------    ------------------
Total expenses                                         47,059                    702                   2,734               50,495
                                            ------------------     -------------------     -------------------    ------------------
Income (loss) before income taxes                      18,574                 (2,873)                 (3,013)              12,688
Income tax expense (benefit)                            7,151                 (1,106)                 (1,160)               4,885
                                            ------------------     -------------------     -------------------    ------------------
Net income (loss)                           $          11,423      $          (1,767)     $           (1,853)     $         7,803
                                            ==================     ===================     ===================    ==================

(A) We analyze the financial performance of Advanta Business Cards on a managed receivable portfolio basis. To do so, we adjust the Advanta Business Cards income statement to reverse the effects of securitization. Our managed business credit card receivable portfolio is comprised of owned and securitized business credit card receivables.

(B) The provision for credit losses includes the amount by which the provision for credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses been equal to actual reported charge-offs.

(C) Other includes insurance operations, investment and other activities not attributable to other segments.


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                                ADVANTA CORP.
                                  HIGHLIGHTS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                          Three Months Ended
                                                         ----------------------------------------------      Percent Change from
                                                           Dec. 31,        Sept. 30,          Dec. 31,       Prior           Prior
EARNINGS                                                     2001             2001              2000        Quarter          Year
------------------------------------------------------------------------------------------------------------------------------------
Gross revenues                                         $     88,463     $    75,679       $    68,303         16.9 %         29.5 %
Basic income (loss) from continuing operations
  per common share                                             0.30           0.09             (0.50)        233.3            N/M
Diluted income (loss) from continuing operations
  per common share                                             0.30           0.09             (0.50)        233.3            N/M
Basic net income (loss) per common share                       0.30          (1.61)             0.13           N/M          130.8
Diluted net income (loss) per common share                     0.30          (1.59)             0.13           N/M          130.8
Return on average common equity                                8.52 %       (42.07) %           2.94  %        N/M          189.8
Net income per common share from continuing
  business segments (A)                                $       0.42     $     0.38                N/M         10.5            N/M

COMMON STOCK DATA
------------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares used to compute:
Basic earnings per common share                              25,677          25,936            25,293        (1.0) %         1.5  %
Diluted earnings per common share                            25,844          26,241            25,293        (1.5)           2.2

Ending shares outstanding                                    26,633          27,024            27,126        (1.4)          (1.8)

Stock price:
 Class A
   High                                                $     11.720     $    19.100       $    11.875       (38.6)          (1.3)
   Low                                                        8.000           8.000             5.750         0.0           39.1
   Closing                                                    9.940           9.400             8.813         5.7           12.8
 Class B
   High                                                      10.790          17.100             8.375       (36.9)          28.8
   Low                                                        6.850           8.100             4.125       (15.4)          66.1
   Closing                                                    9.100           8.950             7.188         1.7           26.6

Cash dividends declared
 Class A                                                      0.063           0.063             0.063         0.0            0.0
 Class B                                                      0.076           0.076             0.076         0.0            0.0

Book value per common share                                   14.20           14.10             17.06         0.7          (16.8)

BUSINESS CREDIT CARDS
------------------------------------------------------------------------------------------------------------------------------------
Origination volume                                     $  1,157,491     $ 1,138,747       $   945,088         1.6  %        22.5  %
Securitization volume                                             0          75,000           250,000      (100.0)        (100.0)
Average managed receivables                               1,998,428       1,946,737         1,574,750         2.7           26.9
Ending managed receivables                                2,042,974       1,996,963         1,659,224         2.3           23.1
Managed net interest margin                                   16.57  %        15.24  %          12.89 %       8.7           28.5
As a percentage of gross managed receivables:
   Total loans 30 days or more delinquent                      6.66            5.92              5.00        12.5           33.2
   Net charge-offs                                             8.67            7.90              5.54         9.7           56.5

(A) Includes net income of the Advanta Business Cards segment and expenses, net of tax, of the venture capital segment. Excludes venture capital valuation adjustments, net income of the Other segment and results of discontinued operations.

            - Statistical Supplement Available at www.advanta.com -

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